EXHIBIT 23.2



Consent of Independent Public Accountant

We  hereby  consent  to  the  incorporation  by  reference  in  the Registration
Statements on Form S-3 (Nos. 33-66112 and 333-94091) and Form S-8 (Nos. 33-24274; 33-50949; 333-28235 and 333-92865) of Kerr-McGee Corporation of our
report dated February 26, 1999 appearing in Kerr-McGee Corporation's 1999 Annual Report to Stockholders and incorporated by reference in this Form 10-K, relating to the consolidated financial statements of Oryx Energy Company, which such financial statements are not separately presented therein.

(PRICEWATERHOUSECOOPERS LLP)
 PricewaterhouseCoopers LLP


Dallas, Texas
March 30, 2000